Exhibit 21
LINCOLN ELECTRIC HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT
The Company's subsidiaries and joint ventures are listed in the following table:

Name	Country of Incorporation
A. B. Arriendos S.A.	Chile
Air Liquide Soldadura S.A.	Portugal
Air Liquide Welding (ALW) SA	France
Air Liquide Welding Belgium	Belgium
Air Liquide Welding Central Europe S.R.O.	Slovakia
Air Liquide Welding CZ SRO	Czech Republic
Air Liquide Welding France SA	France
Air Liquide Welding Limited	United Kingdom
Air Liquide Welding Luxembourg S.A.	Luxembourg
Air Liquide Welding Middle East FZE	Dubai
Air Liquide Welding Nederland	Netherlands
Air Liquide Welding Polska Spolka Zograniczona Odpowiedzialnoscia	Poland
Air Liquide Welding (Thailand) LTD	Thailand
Arc Products, Inc.	United States
Burlington Automation Corporation	Canada
Comptoir Lyonnais de Soudage	France
Ductil SA	Romania
Easom Automation Systems, Inc.	United States
Electro-Arco S.A.	Portugal
Europaische Holding Intercito AG	Switzerland
Fluigetec	France
FRO - Air Liquide Welding Italia S.P.A..	Italy
Hangzhou SAF Oerlikon Welding & Cutting Co., LTD. (China)	China
Harris Calorific International Sp. z o.o.	Poland
Harris Calorific GmbH	Germany
Harris Calorific S.r.l.	Italy
Harris Euro S.L.	Spain
Inversiones LyL S.A.	Chile
ISAF Drahtwerk GMBH	Germany
ISAF S.P.A.	Italy
J.W. Harris Co., Inc.	United States
Jinzhou Zheng Tai Welding and Metal Co., Ltd.	China
Kaliburn, Inc.	United States
Kaynak Teknigi Sanayi ve Ticaret A.S.	Turkey
Lincoln Canada Finance ULC	Canada
Lincoln Canada Holdings ULC	Canada
Lincoln Electric Bester Sp. z o.o.	Poland
Lincoln Electric Company of Canada LP	Canada

Name	Country of Incorporation
Lincoln Electric Company (India) Private Limited	India
Lincoln Electric Cutting Systems, Inc.	United States
Lincoln Electric do Brasil Industria e Comercio Ltda.	Brazil
Lincoln Electric Europe B.V.	The Netherlands
Lincoln Electric Europe, S.L.	Spain
Lincoln Electric France S.A.S.	France
Lincoln Electric Heli (Zhengzhou) Welding Materials Company Ltd.	China
Lincoln Electric Holdings S.ar.l.	Luxembourg
Lincoln Electric Iberia, S.L.	Spain
Lincoln Electric International Holding Company	United States
Lincoln Electric Italia S.r.l.	Italy
Lincoln Electric Japan K.K.	Japan
Lincoln Electric (Jinzhou) Welding Materials Co., Ltd.	China
Lincoln Electric Luxembourg S.ar.l.	Luxembourg
Lincoln Electric Management (Shanghai) Co., Ltd.	China
Lincoln Electric Manufactura, S.A. de C.V.	Mexico
Lincoln Electric Maquinas, S. de R.L. de C.V.	Mexico
Lincoln Electric Mexicana, S.A. de C.V.	Mexico
Lincoln Electric Middle East FZE	United Arab Emirates
Lincoln Electric North America, Inc.	United States
Lincoln Electric S.A.	Argentina
Lincoln Electric (Tangshan) Welding Materials Co., Ltd.	China
Lincoln Electric (U.K.) Ltd.	United Kingdom
Lincoln Global Holdings LLC	United States
Lincoln Global, Inc.	United States
Lincoln Smitweld B.V.	The Netherlands
Lincoln Soldaduras de Colombia Ltda.	Colombia
Lincoln Soldaduras de Venezuela C.A.	Venezuela
Metrode Products Limited	United Kingdom
OAO Mezhgosmetiz – Mtsensk	Russia
Oerlikon - Schweisstechnik AG	Switzerland
Oerlikon Schweisstechnik GMBH	Germany
Oerlikon Skandinavien AB	Sweden
Oerlikon Soldadura, S.A.	Spain
OOO Severstal – metiz: Welding Consumables	Russia
OOO Torgovyi Dom Mezhgosmetiz	Russia
PT Lincoln Electric Indonesia	Indonesia
Rimrock Corporation	United States
Rimrock Holdings Corporation	United States
Robolution GmbH	Germany
SAF-OERLIKON MALAYSIA SWDN BHD	Malaysia
Smart Force, LLC	United States
Specialised Welding Products Pty. Ltd.	Australia
SWP N.Z. Limited	New Zealand
Tennessee Rand, Inc.	United States
Tenwell Development Pte. Ltd.	Singapore

Name	Country of Incorporation
The Lincoln Electric Company	United States
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.	Singapore
The Lincoln Electric Company (Australia) Proprietary Limited	Australia
The Lincoln Electric Company (New Zealand) Limited	New Zealand
The Lincoln Electric Company of South Africa (Pty) Ltd.	South Africa
The Nanjing Lincoln Electric Co., Ltd.	China
The Shanghai Lincoln Electric Co., Ltd.	China
Uhrhan & Schwill Schweisstechnik GmbH	Germany
Vizient Manufacturing Solutions, Inc.	United States
Wayne Trail Technologies, Inc.	United States
Weartech International Limited	United Kingdom
Weartech International, Inc.	United States
Welding, Cutting, Tools & Accessories, LLC	United States
Wolf Robotics, LLC	United States